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                           ADDENDUM TO LEASE AGREEMENT


         THIS ADDENDUM TO LEASE AGREEMENT (this "Addendum") is made and entered into this 18th day of November, 1997, by and between EAGLE PROPERTIES, L.L.C., a South Dakota limited liability company ("Landlord"), and SERVICE ONE INTERNATIONAL CORPORATION ("Tenant").

                                    RECITALS:

         1. Landlord and Tenant are parties to a certain Lease Agreement dated February 28, 1997, the terms and conditions of which are incorporated herein by this reference (the "Lease").

         2. The Lease concerns the occupancy and use of certain business premises which are described in the Lease and which are located at 400 South Sycamore Avenue, Sioux Falls, South Dakota
(the "Leased Premises").

         3. Pursuant to this Section 2 of the Lease, the term of the Lease expires on February 28, 1998, unless sooner terminated as provided therein.

         4. The parties have agreed to extend the Lease, as modified herein, for an additional two (2) year period commencing on March 1, 1998, with additional options to renew being granted by Landlord to Tenant thereafter.

         5. The parties desire to execute and enter into this Addendum for the purpose of amending and modifying the Lease and to specify the terms and conditions governing their relationship during the extension period.

                                   AGREEMENT:

         In consideration of the recitals set forth above, and in further consideration of the mutual covenants, promises and undertakings agreed to by the parties, the sufficiency of which such consideration is hereby conclusively established, the parties, intending to be legally bound, hereby agree as follows:

         1. TERM. The term of the Lease is hereby extended for a period of two
(2) years commencing on March 1, 1998, and ending on February 28, 2000. All terms and conditions set forth in the Lease, as amended by this Addendum, shall continue to apply through the entire extension period.

         2. RENEWAL OPTIONS. Upon the expiration of the two (2) year extension of the Lease as set forth in Section 1 above, and so long as Tenant is not in default under the terms of the Lease, as modified by this Addendum, Tenant shall have the right and option to renew this Lease for five (5) consecutive one
(1) year periods commencing



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on March 1, 2000. Tenant shall give written notice of its intention to renew, if at all, no later than six (6) months prior to the expiration of the initial two
(2) year extension of the Lease or no later than three (3) months prior to the expiration of any one (1) year renewal period, as the case may be. In the event Tenant exercises its renewal option(s), all terms and conditions set forth in the Lease, as amended by this Addendum, shall continue to apply through the entire renewal period(s).

         3. RENT. The parties agree that the minimum rent payable by Tenant to Landlord under Section 7 of the Lease shall be SEVEN THOUSAND TWO HUNDRED TWENTY-THREE DOLLARS AND SEVENTY-ONE CENTS ($7,223.71) during the first year of the two (2) year extension of the Lease, and shall be adjusted each year thereafter to reflect the corresponding increase in the Consumer Price Index ("CPI") as measured from the commencement of the prior extension or renewal period to the commencement of the then-current extension or renewal period, as the case may be. For these purposes, CPI shall mean the "ALL ITEMS 1982-84 = 100 FOR ALL URBAN CONSUMERS" as issued by the U.S. Department of Labor. The minimum rent shall be increased by the same number of percentage points (figured to the nearest one-tenth percent) as the CPI has increased during the relevant period. No such adjustment shall reduce the minimum rent below that provided in Section 7 of the Lease.

         4. IMPROVEMENTS. Any additional improvements to the Leased Premises shall be at the sole cost and expense of Tenant, and shall in all other respects as governed by the terms and conditions of the Lease.

         5. NO SMOKING. Tenant understands that the Building (as defined in the Lease) is a non-smoking facility and that no smoking is permitted either within the Building or within twenty (20) feet of any door of the Building.

         6. COMPLIANCE. Unless otherwise specified herein, all of the terms and conditions of the Lease shall remain in full force and effect during any extension and/or renewal period provided for herein. The parties agree that they shall comply in all respects with all of the terms and conditions of the Lease, as modified by this Addendum.

         7. CONSTRUCTION. Any inconsistency or ambiguity between the terms and conditions of the Lease and the terms and conditions of this Addendum shall be resolved solely by reference to this Addendum.

         8. FURTHER ASSURANCES. The parties shall undertake to perform any and all actions and to execute and deliver any and all documents which are required, necessary, or convenient in order to effectuate the transactions referred to herein.


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         9. BINDING EFFECT/BENEFIT. This Addendum shall be binding upon the parties hereto and shall be binding upon and inure to the benefit of their respective legal representatives, successors, heirs and assigns.

         10. ENTIRE AGREEMENT. This Addendum constitutes the entire understanding and agreement of the parties with respect to the transactions contemplated herein. Each of the parties has caused to be included herein all representations and warranties which he considered material with respect to the transactions contemplated herein.


                                                     LANDLORD:

                                   EAGLE PROPERTIES, L.L.C., a South
                                   Dakota limited liability company


                                   By /s/ Steven I. Bechtold
                                      -----------------------------------------
                                       As Its  Member

                                   TENANT:

                                   SERVICE ONE INTERNATIONAL CORPORATION


                                   By /s/ Cynthia Hassoun
                                      -----------------------------------------
                                       As Its Chief Coordinating Officer


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